EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_______) and related Prospectus of Acadia Realty Trust for the registration of 26,719,319 shares of its common shares of beneficial interest and to the incorporation by reference therein of our report dated March 15, 1999 with respect to the consolidated financial statements and schedule of Acadia Realty Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP
                                               ---------------------

New York, New York
March 2, 2000


909738.9
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